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                                 EXHIBIT 99(1)

                        CONSENT OF HOVDE FINANCIAL, INC.


First Security Corporation
79 South Main Street
Salt Lake City, Utah  84111


Gentlemen:

        We hereby consent to the inclusion of our Fairness Opinion addressed to the Board of Directors of Comstock Bancorp in Pre-Effective Amendment No. 2 to the Form S-4 Registration Statement of First Security Corporation to be filed in connection with the pending acquisition of Comstock Bancorp by First Security Corporation. We also consent to the inclusion in the such Pre-Effective Amendment to Form S-4 Registration Statement of references to our firm.

                                   Sincerely,

March 22, 1999                              HOVDE FINANCIAL, INC.

                                            /s/ Braddock J. LaGrua
                                            ------------------------------------
                                            Senior Vice President